EXHIBIT 4.9

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                                  IDACORP, INC.

                                       TO

                             BANKERS TRUST COMPANY,

                                     Trustee

                                 ---------------

                          ______ SUPPLEMENTAL INDENTURE

                            Dated as of ____________

                                       TO

                                    INDENTURE

                          Dated as of February 1, 2001

                             SENIOR DEBT SECURITIES

                                 ---------------

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            _____ SUPPLEMENTAL INDENTURE dated as of ___________ made and entered into by and between IDACORP, INC., a corporation of the State of Idaho (hereinafter, subject to Article XI of the Indenture, called the "Issuer" or the "Company"), having its principal office at 1221 West Idaho Street, Boise, Idaho 83702-5627, and BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, as Trustee (hereinafter, subject to Article VII of the Indenture, called the "Trustee"), having its principal office at Four Albany Street, New York, New York 10006, as Trustee under the Indenture for Senior Debt Securities dated as of February 1, 2001 executed and delivered by IDACORP, Inc.

            WHEREAS the Indenture dated as of February 1, 2001 (herein with all indentures supplemental thereto called the "Indenture"), provides for the issuance of notes, debentures or other evidences of its indebtedness in one or more series (hereinafter called the "Securities"), unlimited in aggregate principal amount;

            WHEREAS the Indenture provides in Article III thereof that, prior to the issuance of Securities of any series, the form of such Securities and the terms applicable to such series shall be established in, or pursuant to, the authority granted in a resolution of the Board of Directors (delivered to the Trustee in the form of a Board Resolution) or established in one or more indentures supplemental thereto;

            WHEREAS the Issuer desires by this Supplemental Indenture, among other things, to establish the form of the Securities of a series, to be titled "__________ Notes, Series __" of the Issuer, and to establish the terms applicable to such series, pursuant to Sections 3.1 and 10.1(e) of the Indenture;

            WHEREAS the execution and delivery of this Supplemental Indenture by the parties hereto are in all respects authorized by the provisions of the Indenture; and

            WHEREAS all things necessary have been done to make this Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms.

            NOW, THEREFORE, THIS _______ SUPPLEMENTAL INDENTURE WITNESSETH:

            For and in consideration of the premises, it is mutually covenanted and agreed, as follows:


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                                   ARTICLE I.

                         _____________ Notes, Series __

            SECTION 1. The title of the series of the Securities established by this Supplemental Indenture shall be "________ Notes, Series __, due __________" of the Issuer (hereinafter called the "Series __ Notes"). The Series __ Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) until the principal amount thereof has been duly paid or provided for in full, at a rate per annum equal to ___% and at the same rate per annum on any overdue principal or (to the extent legally enforceable) on any overdue installment of interest (the "Overdue Rate").

            SECTION 2. The Series __ Notes shall be limited in aggregate principal amount to $____________, and shall be issued substantially in the form set forth in Exhibit A hereto (which is hereby incorporated herein and made a part hereof), subject to changes in the form thereof made by the Issuer and acceptable to the Trustee. The Series __ Notes shall mature on __________.

            Interest shall be payable [quarterly] in arrears on the _____ day of __________, ________, _________ and ______ (each, an "Interest Payment Date")
and at Maturity. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day. If Maturity would otherwise be a day that is not a Business Day, the payment of principal and interest due at Maturity shall be made on the next day that is a Business Day and no interest shall accrue as a result of such delayed payment.

            Each payment of interest with respect of an Interest Payment Date or at Maturity shall include interest accrued to but excluding such Interest Payment Date or Maturity, as the case may be (an "Interest Period").

            Interest on any Series __ Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name such Series __ Note is registered at the close of business on the ________ day of the month next preceding such Interest Payment Date (the "Regular Record Date"). In the case of any Series __ Note issued between a Regular Record Date and the initial Interest Payment Date, interest for the period beginning on the date of issue and ending on the initial Interest Payment Date shall be paid to the person to whom such Series __ Note shall have been originally issued. Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered owner of such Series __ Note on such Regular Record Date, and may be paid to the person in whose name such Series __ Note is registered at the close of business on the Special Record Date established by the Issuer pursuant to Section 3.8 of the Indenture or as otherwise provided in Section 3.8 of the Indenture.

            Payments of interest on any Series __ Note (other than interest payable at Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing on the Securities Register on the applicable record date, unless otherwise agreed to by the Issuer.


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The principal amount thereof and any premium and the interest payable at
Maturity will be paid at Maturity against presentation of a Series __ Note at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, or as otherwise provided in the Indenture.

            The Series __ Notes are [not] redeemable prior to Maturity and the provisions of Article XIV of the Indenture are inapplicable.

            The Series __ Notes are [not] entitled to any sinking fund and the provisions of Article XV of the Indenture are inapplicable thereto.

            The Series __ Notes are subject to the provisions of Article XII of the Indenture, which provide for the satisfaction and discharge of the Indenture under the circumstances and on the conditions set forth therein.

            SECTION 3. The Series _ Notes may be issued in whole or in part as one or more Global Securities and The Depository Trust Company, or a nominee thereof, shall be the Depository for such Global Security or Global Securities, except in each case as otherwise provided in an Issuer Order with respect to any Series __ Notes. The Depository for such Global Security or Global Securities representing Series __ Notes may surrender one or more Global Securities representing Series __ Notes in exchange in whole or in part for individual Series __ Notes on such terms as are acceptable to the Issuer and such Depository and otherwise subject to the terms of Section 2.4 of the Indenture.

            SECTION 4. The Issuer hereby appoints, or confirms the appointment of, Bankers Trust Company as the initial Trustee, Securities Registrar and Paying Agent for the Series __ Notes, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Issuer to appoint additional agents (including Paying Agents). An Authenticating Agent may be appointed for the Series __ Notes under the circumstances set forth in, and subject to the provisions of, the Indenture.


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                                  ARTICLE II.

                            Miscellaneous Provisions

            SECTION 1. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity of this Supplemental Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

            SECTION 2. The titles of the several Articles of this _____ Supplemental Indenture shall not be deemed to be any part hereof.

            SECTION 3. This ______ Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this _____ Supplemental Indenture to be duly executed.

                                        IDACORP, INC.

                                        By _____________________________________
                                           Name:
                                           Title:


                                        BANKERS TRUST COMPANY

                                        By _____________________________________
                                           Name:
                                           Title:


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                                  FORM OF NOTE

                                                                       EXHIBIT A

Registered
No.                                                                   $_________
CUSIP

                                [LEGENDS, IF ANY]

                                  IDACORP, Inc.

                           __________ Note, Series __
                                due _____________

            IDACORP, Inc., an Idaho corporation (the "Company", which term includes any successor issuer under the Indenture hereinafter referred to), for value received hereby promises to pay to ________________ or registered assigns, the principal sum of ___________ Dollars ($_________) on ________ and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the most recent Interest Payment Date to which interest has been paid on this _________ Note, Series __, due _____________ (this "Note") or from the date hereof if such date be an Interest Payment Date, or, in the case of interest payable on ____________ from ___________, a rate per annum equal to ____% and at the same rate per annum on any overdue principal or (to the extent legally enforceable) on any overdue installment of interest until the principal hereof shall have been duly paid or provided for in full.

            Such interest shall be payable [quarterly] in arrears on the first day of __________, ________, _________ and ________ (each, an "Interest Payment
Date") and at Maturity. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day. If Maturity would otherwise be a day that is not a Business Day, the payment of principal and interest due at Maturity shall be made on the next day that is a Business Day and no interest shall accrue as a result of such delayed payment.

            Each payment of interest with respect to an Interest Payment Date or at Maturity shall include interest accrued to but excluding such Interest Payment Date or Maturity, as the case may be (an "Interest Period").

            The principal of (and premium, if any) and interest on this Note are payable by the Company in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            1. This Note is one of a duly authorized issue of unsecured debt securities (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under an Indenture dated as of February 1, 2001 between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term
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includes any successor trustee under the Indenture), as amended by the First
Supplemental Indenture dated as of February 1, 2001 and the ______ Supplemental Indenture dated as of __________ between the Company and the Trustee (collectively, the "Indenture") to which reference is hereby made for a statement of rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series designated as ________ Notes, Series __, due ____________ limited to $__________ in aggregate principal amount (the "Series _______ Notes").

            2. The record date (the "Regular Record Date") with respect to any Interest Payment Date means the close of business on [the last day of the calendar month] [the fifteenth day of the calendar month] next preceding such Interest Payment Date, whether or not such date shall be a Business Day. Interest that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and the succeeding Interest Payment Date shall be paid to the person to whom the Note was originally issued. Notwithstanding the foregoing, any interest that is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered owner hereof on such Regular Record Date, and may be paid to the person in whose name this Note is registered on the close of business on a Special Record Date established by notice given by mail, by or on behalf of the Company to such Holder not less than fifteen days preceding such Special Record Date, such record date to be not less than ten days preceding the date for payment of such defaulted interest, or may be paid as more fully provided in the Indenture.

            3. Payments of interest (other than interest payable at Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing on the Securities Register on the applicable record date, unless otherwise agreed to by the Company. The principal amount hereof and any premium and the interest payable at Maturity will be paid at Maturity against presentation of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or as otherwise provided in the Indenture.

            4. If an Event of Default with respect to this Note occurs and is continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

            5. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the


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consent of the Holders of not less than a majority in principal amount of the
Securities at the time Outstanding of all series to be affected thereby (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive past defaults or certain Events of Default under the Indenture, with certain exceptions as therein provided, and their consequences with respect to such series, prior to acceleration with respect to the Securities of such series, except if certain defaults or Events of Default relate to all series of Outstanding Securities, the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities voting as a single class may waive the default or Event of Default. In the case of any such waiver, the Holder of this Note shall be restored to his former position and rights hereunder, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any related Event of Default shall be deemed to have been cured, and not to have occurred for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            6. The Series _________ Notes are [not] subject to redemption in whole or in part and are not subject to Article XIV of the Indenture. The Series ___________ Notes are [not] entitled to any sinking fund and the provisions of
Article XV of the Indenture are inapplicable thereto.

            7. The Series ___________ Notes will be subject to the provisions of
Article XII of the Indenture, which provide for the satisfaction and discharge of the Indenture under the circumstances and on the conditions set forth therein.

            8. No reference herein to the Indenture and no provision of this Note or of the Indenture shall affect or impair the obligation of the Company, which is unconditional and absolute, to pay the principal of and premium, if any, and interest on this Note at the places, at the times, at the rates, in the amounts and in the coin or currency as prescribed herein and in the Indenture.

            9. The Series ___________ Notes will be issued in denominations of $_________ and integral multiples of $_____ in excess thereof.

            10. As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in The City of New York. Every Series ___________ Note presented for registration of transfer shall (if so required by the Company or the Securities Registrar) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed, by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Series _____________ Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

            The Company shall not be required (i) to issue, register the transfer of or exchange any such Series ___________ Note to be redeemed for a period of fifteen days preceding the date of the mailing of the notice of redemption, or (ii) to register the transfer of or


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to exchange any such Series _________ Note or portion thereof selected for redemption, except the unredeemed portion of any such Series _________ Note being redeemed in part.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to confer any tax or other governmental charge payable in connection therewith. Prior to due presentment of a Series _______ Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a Series ________ Note is registered as the owner hereof for all purposes whether or not such Series __________ Note be overdue and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            11. If this Note is a Global Security (as defined in the Indenture),
(i) it is subject to the provisions of Section 2.4 of the Indenture, and (ii) no holder of any beneficial interest herein shall have any rights under the Indenture with respect hereto, and the Depository or its nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner hereof for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between the Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository as the Holder hereof.

            12. Unless otherwise defined herein, all terms used in this Series _______ Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

            13. The Indenture and this Series ______ Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of Idaho, except that the obligations, rights and remedies of the Trustee thereunder shall be determined under the laws of the State of New York.

            Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Series _____ Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, IDACORP, INC. has caused this instrument to be signed in its corporate name by the signatures or facsimile signatures of its President and its Secretary, and its corporate seal or a facsimile thereof to be hereon impressed, engraved or imprinted.


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                                        IDACORP, INC.


                                        By:_____________________________________
                                           Name:
                                           Title: President


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                                        By:_____________________________________
                                           Name:
                                           Title: Secretary


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Trustee's Certificate of
      Authentication

This is one of the
      Securities of the series
      designated therein
      referred to in the within-
      mentioned Indenture.

BANKERS TRUST COMPANY,
      as Trustee


By: ____________________________________
    Name:
    Title:


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                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_____________________________                       ____________________________
Please insert social security                       Please print or typewrite
or other identifying number                         name and address of assignee

________________________________________________________________________________

________________________________________________________________________________

the within _______ Note, Series __, due _________ of IDACORP, Inc. and does hereby irrevocably constitute and appoint ___________________ attorney to transfer the said _________ Note, Series __, due ________ on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:_____________________                         ____________________________
                                                    Notice: The signature on
                                                    this assignment must
                                                    correspond with the name as
                                                    written upon the face of the
                                                    _____________ Note, Series
                                                    __, due ____________ in
                                                    every particular without
                                                    alteration or enlargement or
                                                    any change whatsoever.

Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


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